JOINT FILER INFORMATION


NAME: Prentice Capital Management, LP


ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

DESIGNATED FILER: Michael Zimmerman

ISSUER: The Wet Seal, Inc.


DATE OF EVENT REQUIRING STATEMENT: April 10, 2006


SIGNATURE:

PRENTICE CAPITAL MANAGEMENT, LP


/s/ Michael Weiss
------------------
By:    Michael Weiss
Title: Chief Financial Officer